UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2006

ANDREW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14617	36-2092797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Westbrook Corporate Center, Suite 900 Westchester, IL 60154

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (708) 236-6600

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2006, Andrew Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with EMS Technologies, Inc. (“EMS”). Pursuant to the Agreement, the Company will pay $50.5 million in cash (subject to adjustment as provided in the Agreement) for EMS Wireless, a Norcross, Georgia-based division of EMS, and will assume certain related liabilities. EMS Wireless is a major designer and manufacturer of base station antennas and repeaters for cellular networks in North America. The customers of EMS Wireless include the major wireless operators in the United States. The transaction, subject to customary closing conditions, is expected to close within 30 to 60 days of the date of the Agreement.

Item 8.01 Other Events.

On November 1, 2006, the Company issued a press release announcing that the Company had entered into the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated November 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

Date: November 6, 2006	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer